PURCHASE AGREEMENT (N109HQ)

THIS PURCHASE AGREEMENT (N109HQ) (this "Agreement"), dated as of July 26 2017, by and between AEROCENTURY CORP., a Delaware corporation ("Buyer") and METLIFE CAPITAL, LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller").

WITNESSETH:

WHEREAS, Seller is (i) the owner participant under the Participation Agreement [N109HQ], dated as of May 29, 2007, among  Seller (as assignee of Metropolitan Life Insurance Company), Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee"), Republic Airlines Inc. (the "Lessee") (as amended, modified and supplemented from time to time, the "Participation Agreement"), and (ii) the sole beneficiary of the trust (the "Trust") created under the Trust Agreement [N109HQ], dated as of May 25, 2007 (as amended, modified and supplemented from time to time, the "Trust Agreement"), between the Owner Trustee and Seller (as assignee of the Metropolitan Life Insurance Company).

WHEREAS, Seller holds all of the right, title, and interest in and to (x) one hundred percent (100%) of the beneficial interest and in the Trust Estate (as defined in the Trust Agreement), and (y) in its capacity as owner of the beneficial interest described in clause (x) of this paragraph and in its capacity as owner participant, all contractual rights and obligations, if any, in, to, and under the Participation Agreement, the Trust Agreement and any other Operative Documents (as defined below) to which Seller is a party (collectively, the "OP Rights").

WHEREAS, Seller desires to sell and assign to Buyer, and Buyer desires to purchase from Seller, the OP Rights, excluding the Retained Rights (as defined below) (the "Transferred Rights"), pursuant to the terms and subject to the conditions set forth in this Agreement and the Assignment Agreement (as defined below).

  NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Definitions.

The following terms, when capitalized, shall have the following meanings for all purposes of this Agreement, except where the context otherwise requires:

"Aircraft" shall have the meaning specified in Appendix A to the Lease.

"Assignment Agreement" shall mean the Assignment and Assumption Agreement in the form of Appendix E hereto to be entered into on the Closing Date between Buyer and Seller.

"Assumption Order" shall mean the Order Pursuant to 11 U.S.C. §§ 363(b) and 365(a) and Fed. R. Bankr. P. 6006 (I) Authorizing Assumption of Aircraft Leases as Amended (N109HQ, N110HQ and N111HQ) and (II) Approving Allowed Unsecured Claim, dated October 21, 2016, entered by the Bankruptcy Court in the case styled In re Republic Airways Holdings Inc., Case No. 16-10429 (SHL).

"Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York.

"Buyer Inspection" shall mean Buyer's physical inspection of the Aircraft and all associated records which took place on or about May 15, 2017.

"Chapter 11 Case" means the chapter 11 cases of Lessee and certain of its affiliates in the Bankruptcy Court which have been consolidated for procedural purposes only and are being jointly administered under Case No. 16-10429.

"Closing Date" shall mean the date of Closing as such term is defined in Section 2(e) of this Agreement.

"Economic Closing Date" means the date specified in Section 2(b)(ii) of this Agreement.

"Escrow Agent" shall mean McAfee & Taft, Oklahoma City.

"Escrow Agreement" shall mean the escrow agreement dated May 9, 2017 and entered into between Seller, Buyer and the Escrow Agent.

"Event of Loss" shall have the meaning given to such term in Appendix A to the Lease.

"FAA" shall mean the United States Federal Aviation Authority.

"FAA Counsel" shall mean McAfee & Taft, Oklahoma City, Oklahoma.

"Guaranty" shall mean the Guaranty delivered by Parent to Seller and Trustee, dated May 29, 2007.

"Lease" shall mean the Lease Agreement, dated as of May 29, 2007, between Lessee and Owner Trustee relating to the Aircraft, as amended by Amendment No. 1 to Lease Agreement (N109HQ), dated October 10, 2016, and as further supplemented and amended through the Closing Date (but excluding the Lease Amendment).

"Lease Amendment" means the Lease Amendment No.2 to the Lease Agreement substantially in the form of Appendix D.

"Lessee" shall mean Republic Airlines Inc.

"Lessor Liens" shall have the meaning specified in Appendix A to the Lease.

"Operative Documents" shall mean the Lease, the Trust Agreement, the Participation Agreement, the Tax Indemnity Agreement and the Guaranty, true and correct copies of which are attached as Appendix A.

"Other Participation Agreement(s)" means (i) the Participation Agreement [N111HQ] between Owner Trustee, Seller and Lessee, dated June 28, 2007 and (ii) the Participation Agreement  [N110HQ] between Owner Trustee, Seller and Lessee, dated June 28, 2007

"Owner Trustee" shall mean Wells Fargo Delaware Trust Company, not in its individual capacity, but solely as Owner Trustee.

"Parent" shall mean Republic Airways Holdings Inc.

"Participation Agreement" shall mean the Participation Agreement between Owner Trustee, Seller and Lessee, dated May 29, 2007.

"Permitted Liens" shall have the meaning specified in Appendix A to the Lease.

"Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

"Purchase Price" has the meaning specified in Section 2(b)(i) of this Agreement.

"Records" shall mean all maintenance records of any Airframe, Engine, Propeller or Part which are possessed by Seller, or retained by a third party at its request including, without limitation, the Manuals and Technical Records covered by the Lease.

"Retained Rights" shall mean all of Seller's rights, title and interest in, to and under the Trust Estate, the Participation Agreement, the Trust Agreement and the other Operative Documents which are retained by Seller under the Assignment Agreement.

"Seller's Account" shall mean the Seller's account for receipt of wire transfers set forth on Appendix B, or such other account designated by Seller by written notice to Buyer.

"Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement, between Lessee and Seller, dated May 29, 2007.

"Transaction Documents" shall mean this Agreement, the Assignment and any other document executed and delivered in connection with the transactions contemplated hereby by Buyer or Seller or designated by Buyer and Seller as a "Transaction Document".

"Transferred Rights" has the meaning specified in the Recitals to this Agreement.

"Trust" shall mean that certain Delaware statutory trust, of which Seller is the sole beneficiary and Wells Fargo Delaware Trust Company is Owner Trustee, created pursuant to the Trust Agreement.

"Trust Agreement" shall mean the Trust Agreement dated May 25, 2007, between Seller, as beneficiary, and Wells Fargo Delaware Trust Company, as owner trustee, as amended to the date of Closing.

"Trust Estate" shall have the meaning set forth in Appendix A to the Lease.

Section 2. Purchase and Sale; Purchase Price; Conditions Precedent; Closing.

(a) Purchase and Sale.

Subject to the terms and conditions of this Agreement, pursuant to the Assignment Agreement, Buyer hereby agrees to purchase from Seller, and Seller hereby agrees to sell, assign, transfer and convey to Buyer, on the Closing Date, all of the Transferred Rights.

(b) Purchase Price.

(i) The purchase price (the "Purchase Price") for the Transferred Rights payable by Buyer to Seller shall be Ten Million Four Hundred Twenty-Eight Thousand U.S. Dollars ($10,428,000). Prior to Closing, Buyer shall deposit with the Escrow Agent sufficient funds to cover the Purchase Price and 50% of the agreed fees of the Escrow Agent in accordance with the terms of the Escrow Agreement, and Buyer agrees to cause Escrow Agent to pay the Purchase Price due hereunder by wire transfer on the Closing Date to Seller's Account.

(ii) The Purchase Price is based on an assumed closing date of May 31, 2017 (the "Economic Closing Date"). If the Closing Date occurs after the Economic Closing Date, the Purchase Price shall be adjusted by: (a) subtracting any payments actually received by Seller from Lessee for Basic Rent accruing for periods after the Economic Closing Date; and (b) adding an amount to cover Seller's carrying cost for the period between the Economic Closing Date and the actual Closing Date (the "Interim Period"), calculated on a daily basis (based on a 365 day year) equal to the product of (i) an annual six percent interest rate and (ii) the Purchase Price adjusted by any payments of Basic Rent actually received by Seller from Lessee in accordance with clause (a) above.

(iii) [Reserved]

(iv) Seller acknowledges receipt by the Escrow Agent of a deposit (the "Deposit") from Buyer in the amount of US$500,000. Upon execution of this Agreement, the Deposit shall be non-refundable, except if Buyer has complied with all of the conditions precedent required of Buyer under this Agreement and the Assignment Agreement and either (i) the conditions precedent to Buyer's obligations are not satisfied on or before July 30, 2017 or (ii) Seller is unable to deliver the Transferred Rights to the Buyer in compliance with all of the terms and conditions of this Agreement on or before July 30, 2017.

(v) Buyer hereby acknowledges that any (i) claims of Owner Trustee or Seller against Lessee or Parent for Lessee obligations under the Lease or any other Operative Agreement accruing prior to Lessee's filing for bankruptcy reorganization under the Chapter 11 Case (including Lease deficiency claims resulting from Lessee's bankruptcy and reorganization and any unsecured claims approved by the Bankruptcy Court pursuant to the Assumption Order) (the "Bankruptcy Claims") and (ii) distributions received by Owner Trustee or Seller in respect of their respective Bankruptcy Claims are not included in the Transferred Rights.

(c) Seller's Conditions Precedent to Closing. The following shall each be a condition precedent to Seller's obligations to close each of the transactions contemplated hereby:

(i) the closing procedures set forth in Section 2(e) have been satisfied to the satisfaction of Seller;

(ii) Seller and Buyer shall have entered into a purchase agreement on terms satisfactory to Seller with respect to Seller's rights under the transactions contemplated by the Other Participation Agreement(s).

(iii) Buyer shall have delivered to Seller a certificate, signed by a duly authorized officer of Buyer, stating that the representations and warranties contained in Section 4(b) are true and correct as of the Closing Date;

(iv) Buyer shall have delivered to Seller a copy of an incumbency certificate as to the person or persons authorized to execute and deliver this Agreement and the Assignment Agreement on behalf of Buyer and all other documents described herein required to be executed and delivered by Buyer hereunder;

(v) Escrow Agent shall have confirmed receipt of the Deposit, the Purchase Price and all Documents (as defined in the Escrow Agreement); and

(vi) Buyer shall have executed the Closing Notice (as defined in the Escrow Agreement) and delivered an executed counterpart of such Closing Notice to Escrow Agent.

(d) Buyer's Conditions Precedent to Closing. The following shall each be a condition precedent to Buyer's obligations to close each of the transactions contemplated hereby:

(i) the closing procedures set forth in Section 2(e) have been satisfied to the satisfaction of Buyer;

(ii) Lessee shall have executed and delivered to the Escrow Agent the Lessee Acknowledgement and Consent, in substantially the form attached as Appendix C, which provides for Lessee's recognition of the mortgage on the Aircraft in favor of Buyer's lender and Buyer's pledge of the OP Rights to Buyer's lender, with irrevocable instructions to the Escrow Agent to release to the other parties thereto immediately following the Closing;

(iii) Owner Trustee and Lessee shall each have executed and delivered to Escrow Agent the Lease Amendment, in substantially the form attached as Appendix D, with irrevocable instructions to the Escrow Agent to release to the other parties thereto immediately following the Closing;

(iv) Buyer shall have received from Seller a certificate, signed by a duly authorized officer of Seller stating that the representations and warranties contained in Section 4(a) are true and correct as of the Closing Date;

(v) Buyer shall have received from Seller a copy of an incumbency certificate as to the person or persons authorized to execute and deliver this Agreement and the Assignment Agreement on behalf of Seller and all documents described herein required to be executed and delivered by Seller hereunder;

(vi) Buyer shall have received (i) an opinion of FAA Counsel confirming aircraft registration in the name of the Owner Trustee, and absence of  liens recorded on the FAA aircraft registry and International Registry on the Aircraft (except for the Lease and this contract of sale); and (ii) such opinions of Buyer's counsel with respect to taxation issues of any applicable taxing jurisdiction deemed necessary by Buyer in a form satisfactory to Buyer in its sole discretion, with respect to the transactions contemplated hereby, including the sale of the OP Rights, transfer of beneficial ownership of the Aircraft, deemed assignment of the lease due to such transfer, and taxation of payments payable under the Lease following such transfer;

(vii) Buyer shall have received copies of the originally executed Operative Documents;

(viii) No Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or event, that, with the giving of notice or lapse of time or both, would give rise to or constitute and Event of loss with respect to the Airframe or any Engine shall have occurred

(ix) Buyer shall have received from Parent an acknowledgment of the transfer of the OP Rights and confirmation of the continuing effectiveness of the Guaranty notwithstanding such transfer, in the form included in the Lease Amendment or in such other form in form acceptable to Buyer.

(x) Lessee shall have obtained an order from the U.S. Bankruptcy Court confirming the Lessee's plan of reorganization, which order has become final.

(e) Closing Procedures. Closing of the sale of the Transferred Rights (the "Closing") shall occur on July 26, 2017, or at such later time as the parties mutually agree (the "Closing Date"), but in no event later than July 30, 2017.  Prior to Closing, Buyer, Seller, Lessee, and Owner Trustee shall each have prepositioned with FAA Counsel fully executed copies of the Assignment Agreement and the Lease Amendment for purposes of filing with the FAA aircraft registry after Closing.

At the Closing:

(i) Seller and Buyer shall execute and deliver the Assignment Agreement;

(ii) Buyer shall pay the Purchase Price for the Transferred Rights, as the Purchase Price may be adjusted pursuant to Section 2(b) of this Agreement, to the Seller's Account; and

(iii) Seller shall deliver to Buyer true, correct and complete sets of all of the Operative Documents.

Section 3. Condition of Aircraft and Records.

(a) Buyer acknowledges that (i) Buyer has not sought from Seller, or looked to or relied upon Seller for, any analysis, evaluation or advice with respect to Lessee, the Lease, the Trust Estate or the Aircraft or the financial condition, operations, investment potential or tax attributes of the same and (ii) Buyer has either been supplied with or has had access to all information, which it has deemed necessary to evaluate the assignment, transfer and conveyance contemplated by this Agreement and the Assignment Agreement.

(b) Buyer further acknowledges that:

(i) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES AS SET FORTH IN SECTION 4(a) HEREOF, SELLER HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND SELLER'S RIGHTS WITH RESPECT TO THE TRANSFERRED RIGHTS AND THE AIRCRAFT ARE BEING ACQUIRED BY BUYER ON AN "AS IS, WHERE IS AND WITH ALL FAULTS" BASIS.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR THE ASSIGNMENT, SELLER HAS NOT MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, CONDITION, VALUE, DESIGN, OPERATION, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION, PERFORMANCE OR FITNESS FOR USE OR FOR ANY PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON LIABILITY IN TORT, STRICT OR OTHERWISE, AS TO FREEDOM FROM INTERFERENCE IN POSSESSION OR USE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF.

Section 4. Representations and Warranties.

(a) Representations and Warranties - Seller. Seller represents and warrants to Buyer that:

(i) Seller is a limited partnership duly organized and validly existing under the laws of Delaware and it has the power and authority to own its assets and carry on its business as presently carried on;

(ii) the execution, delivery, and performance of the Purchase Agreement and the Assignment Agreement and the consummation of the transactions contemplated thereby have been (or by Closing will have been) duly authorized by all necessary limited partnership action of Seller;

(iii) assuming the validity of execution and delivery by all parties other than Seller, the obligations of Seller under the Purchase Agreement and the Assignment Agreement when executed and delivered by Seller constitute or will constitute legal, valid and binding obligations of Seller enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency or similar laws respecting creditors' rights generally;

(iv) the execution and delivery of, the performance of Seller's obligations under, and compliance with the provisions of, the Purchase Agreement or the Assignment Agreement by Seller will not violate in any respect any provision of, or cause a breach or default of:

(A) any law or regulation or any order, judgment or decree of any governmental authority, agency or court to which Seller is subject; or

(B) the charter documents or bylaws or resolution of the directors or shareholder of Seller or its partners; or any mortgage, charge, deed, contract or other undertaking or instrument binding on Seller;

(v) on the Closing Date, the Seller is the sole owner of the Transferred Rights, which shall be conveyed to Buyer at Closing free and clear of any claims, liens, security interests, encumbrances, or rights of others of any nature whatsoever (except for Permitted Liens other than Lessor Liens);

(vi) on the Closing Date, Seller is the sole beneficial owner of the Trust Estate.  At Closing, the Trust Estate is free and clear of any Liens except for Permitted Liens other than Lessor Liens;

(vii) there are no pending or, to the knowledge of Seller, threatened actions, or proceedings against Seller before any court, arbitrator or administrative agency which, if adversely determined, would materially adversely affect the ability of Seller to perform its obligations under this Agreement or the Assignment Agreement on the Closing Date;

(viii) Seller has not assigned, transferred or granted any rights or interest in the Trust Estate or any portion thereof (including any residual or remarketing rights) except as provided in the Lease;

(ix) Seller is not in default under any term or provision under the Trust Agreement;

(x) To Seller's knowledge, there are no outstanding contractual obligations of the Trust other than those owed as lessor under the Operative Documents (as defined in Appendix A to the Lease) to which Owner Trustee is a party;

(xi) Seller has not received any written notice from Lessee that would materially adversely affect the value of the Trust Estate or the Aircraft or the Lessee's ability to consummate the transactions contemplated by this Agreement;

(xii) other than the consent of the Lessee and the FAA and such other consents and approvals that have been obtained (or will be obtained by Closing), no other consents or approvals are required for Seller to perform its obligations under this Agreement and the Assignment Agreement; and

(xiii) with respect to the Lease:

(A) To Seller's actual knowledge, the Lease is in full force and effect and is enforceable in accordance with its terms; the Lease, as attached in Appendix A includes all amendments, supplements and modifications agreed by Lessor prior to the Closing Date, and represents the entire agreement of the parties in respect thereof prior to the Closing Date;

(B) No Default or Event of Default under the Lease (and as defined under the Lease) with respect to Lessee's obligation to pay Basic Rent, and to Seller's actual knowledge, no Event of Default resulting from a breach of other Lessee obligations, has occurred, exists, is presently continuing other than the Lessee's Chapter 11 Case;

(C) To Seller's actual knowledge, no Event of Loss (as defined in the  Appendix A to the Lease) has occurred;

(D) Seller has not received a written notice from Lessee that it has exercised any option or right to terminate the Lease;

(E) To Seller's actual knowledge, Lessor has performed all of its obligations (including all payment obligations) which exist in favor of Lessee under the Lease and is not in default of any of its obligations under the Lease;

 (F) To Seller's actual knowledge, there have been no prepayments of scheduled Basic Rent under the Lease.

(G) Seller has not delivered, and has not directed Owner Trustee to deliver, a chattel paper original signed Lease to any third party in order to perfect an assignment for security of such Lease.

(b) Representations and Warranties - Buyer. Buyer represents and warrants to Seller that:

(i) it is a corporation duly organized in Delaware, validly existing and in good standing under the laws of such jurisdiction and it has the power and authority to own its assets and carry on its business as presently carried on;

(ii) the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been (or by Closing will have been) duly authorized by all necessary corporate action of Buyer;

(iii) assuming the validity of execution and delivery by any other parties thereto, the Transaction Documents when executed and delivered by Buyer constitute or will constitute legal, valid and binding obligations of Buyer enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency or similar laws respecting creditors' rights generally;

(iv) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Transaction Documents by Buyer will in no way violate in any respect any provision of, or cause a breach or default of:

(A) any law or regulation or any order, judgment or decree of any governmental authority, agency or court to which Buyer is subject; or

 (B) the Certificate of Formation, Bylaws, or any resolution of the directors or shareholders of any of the corporate members or managers of Buyer; or

(C) any mortgage, charge,  deed, contract or other undertaking or instrument of Buyer;

(v) Buyer is acquiring title to the Transferred Rights without a view to the resale or distribution thereof in a manner which would require registration under the Securities Act of 1933, as amended;

(vi) there are no pending or, to the knowledge of Buyer, threatened actions or proceedings against Buyer before any court, arbitrator or administrative agency which, if adversely determined, would materially adversely affect the ability of Buyer to perform its obligations under this Agreement, the Assignment Agreement or any of the other Transaction Documents to which it is a party; and

(vii) Buyer has independently and without reliance on Seller and based upon such information and materials as it deems appropriate, made its own appraisal of, and investigation into, the condition and value of the Aircraft, the Trust Estate and the Transferred Rights; and

(viii) Other than the consent of the Lessee and the FAA and such other consents and approvals that have been obtained (or will be obtained by Closing), no other consents or approvals are required to consummate the transactions contemplated by this Agreement.

Section 5. Indemnities.

(a) Buyer agrees to indemnify, reimburse and hold harmless Seller, and its shareholders, directors,  agents, employees, subcontractors, successors and assigns (herein referred to as the "Related Indemnitees"), from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines, other sanctions, and any costs and expenses in connection therewith, including costs of investigation and attorney's fees and expenses (any and all of which are hereafter referred to as "Claims"), that may result from or arise in any manner out of, or in relation to any breach or default of Buyer's representations and warranties contained in this Agreement or the Assignment Agreement.

(b) Seller agrees to indemnify, reimburse and hold harmless Buyer and each of its Related Indemnitees, from and against any and all Claims that may result from or arise in any manner out of, or in relation to any breach of Seller's representations and warranties contained in this Agreement.

(d) The indemnities set forth in this Section 5 shall survive the execution of this Agreement.

Section 6. Costs; Taxes.

(a) Each party will be responsible for its own costs and expenses related to negotiating, documenting and closing the transaction contemplated hereby, except that (i) Buyer and Seller will split equally any reimbursement costs and expenses for FAA Counsel in effecting registration of the transfer of ownership of the OP Rights and amendment of the Lease, if necessary, and escrow agent fees; (ii) Seller shall be responsible for any costs and expenses owed to the Owner Trustee with respect to its review and approval of the Transaction Documents; (iii) Seller shall be responsible for any costs and expenses of Lessee in connection with the review and approval of the Transaction Documents; and (iv) Buyer shall be responsible for costs and expenses, including legal fees and expenses of FAA Counsel, incurred for the registration on the International Registry and FAA of the sale of the OP Rights and/or Aircraft to Buyer, if required, the assignment of the Lease to Buyer's lender, if required, and the recordation of mortgages on the Aircraft by Buyer's lender.

(b) Buyer shall be responsible for all sales, use and excise duty, stamp duty and any GST or VAT taxes (other than any taxes based on net income of Seller) in connection with the purchase and sale of the Trust Estate and the Transferred Rights and will pay Seller the Purchase Price free and clear of all such taxes. Notwithstanding the foregoing, Buyer and Seller will reasonably cooperate for the purpose of minimizing or eliminating any tax impact on either party associated with the transaction contemplated by this Agreement and the Assignment on the Closing Date.

Section 7. Risk of Loss and Damage.

 If the Aircraft is destroyed or suffers any damage or loss prior to the Closing Date, Buyer may elect to either (a) terminate this Agreement by written notice to Seller and thereafter neither party shall have any further rights or obligations hereunder with respect thereto, or (b) proceed to close the transaction as provided herein, including, without limitation, disbursement of the amounts set forth in Section 2 hereof, without any reduction in the Purchase Price, with all insurance proceeds applied as provided in the Lease.

Section 8. Miscellaneous.

(a) Notice. All notices required or permitted hereunder shall be in writing and may be either personally delivered, faxed, telexed or sent by a reputable overnight courier service addressed as follows:

(i) If to Buyer:

AeroCentury Corp.
1440 Chapin Avenue, Suite 310
Burlingame, CA, 94010
Attn: President
Fax: (650) 696-3929

If to Seller:

MetLife Capital, Limited Partnership
One MetLife Way
Whippany, NJ 07981
Attn:  Mark Bisci
Fax:  (973) 355-4250

or at such other address as either party gives to the other from time to time through proper notice. Any such notice shall be effective and shall be deemed to have been given when received at the addresses set forth above, as such addresses are modified as set forth above.

(b) Nonwaiver Remedies Cumulative. No covenant or condition of this Agreement can be waived except by the written consent of the party to be charged with such waiver. Forbearance or indulgence by any party in any regard whatsoever shall not constitute a waiver of the covenant or condition to which such forbearance or indulgence may relate, and until complete performance thereof, or the written waiver thereof, the forbearing or indulging party shall be entitled to invoke any remedy available to it under this Agreement or by law or in equity or otherwise despite such forbearance or indulgence. No right or remedy of any party provided for herein is exclusive of any other right or remedy, but all such rights and remedies are cumulative of every other right and remedy provided for herein, at law, in equity, by statute, or otherwise, and may be exercised concurrently or separately from time to time. The prevailing party shall be entitled to attorney's fees and forum costs.

(c) Applicable Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York (without regard to any conflicts of law rule which might result in the application of the laws of any other jurisdiction), including all matters of construction, validity and performance.

(d) Severability.  Any provision of this Agreement which may be prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only, without invalidating the remaining provisions hereof in such jurisdiction and without invalidating any of the provisions hereof in any other jurisdiction.

(e) Waiver of Jury Trial. EACH OF BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH,THISAGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

(f) Consent to Jurisdiction. Each of Buyer and Seller irrevocably agrees that any legal action or proceedings arising out of or in connection with this Agreement and the Assignment Agreement may be brought in any State or Federal Court in New York City, New York, which shall have the exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement and the Assignment Agreement and irrevocably and unconditionally submits to the exclusive jurisdiction of such courts. Each of Buyer and Seller irrevocably waives any objection it may now or hereafter have to the laying of venue of any action or proceeding in any court and any claim it may now or hereafter have that any action or proceeding has been brought in an inconvenient forum.

(g) Further Assurances. Seller and Buyer will promptly, at any time and from time to time, execute and deliver to each other, such further instruments and documents, and take such further action, as Seller or Buyer, as the case may be, may from time to time reasonably request and which are necessary to carry out this Agreement and to establish and protect the rights, interests, and remedies created in favor of Seller or Buyer.

(h) Exclusivity. This Agreement and the Assignment Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications, proposals, agreements, representations, statements, negotiations and undertakings between the parties hereto with respect to the subject matter hereof.

(i) No Broker. Buyer and Seller each hereby represent to the other that it has not directly or indirectly employed or otherwise procured any broker in connection with the sale of the Aircraft hereunder for whose compensation any of the other parties is responsible or liable, other than Tailwind Capital, which has been engaged by Seller, and whose compensation will be the sole responsibility of Seller. Each party agrees to pay, indemnify, and hold harmless the other parties from and against any and all liabilities, losses, costs, damages, claims and expenses (including attorney's fees and litigation costs) the other parties shall ever suffer, incur or be threatened with because of any claim by any broker or agent claiming by, through or under the indemnifying party, whether or not meritorious, for any fee, commission or other compensation with respect to the sale of the Transferred Rights.

(j) Confidentiality. Each party to this Agreement agrees that it will treat this Agreement, each of the other Transaction Documents, and the contents thereof as privileged and confidential and will not disclose, or cause to be disclosed, the terms, hereof or thereof to any Person, except that any such information may be disclosed (i) to the extent necessary in connection with the enforcement of such party's rights under any Transaction Documents, (ii) to such party's agents, attorneys and accountants, (iii) to the extent required pursuant to applicable law or by any governmental or supervisory authority (including pursuant to any applicable SEC regulations), (iv) to the extent that prior to such disclosure, such information is publicly available (if such availability is not the result of the disclosing party's breach of this subsection (k), and (v) with the prior written consent of the other party.

(k) Counterparts. This document may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

AEROCENTURY CORP.

By:____________________________

Its:___________________________

METLIFE CAPITAL, LIMITED PARTNERSHIP

By: 23rd Street Investments Inc.
Its: General Partner

By: __________________________

Its:___________________________

APPENDICES

A - OPERATIVE DOCUMENTS
B - SELLER'S ACCOUNT FOR WIRE TRANSFER
C - LESSEE ACKNOWLEDGMENT AND CONSENT TO LENDER
D - LEASE AMENDMENT
E - ASSIGNMENT AND ASSUMPTION AGREEMENT

Appendix A
Operative Documents

Appendix B
Seller's Account for Wire Transfer

             JPMorgan Chase
            ABA No: xxxxxxxxxxxx
            Account #: XXXXXXXX
            Acct Name: XXXXXXX
            Reference: Republic Sale Proceeds

Appendix C
Lessee Acknowledgment and Consent to Lender

Appendix D

Lease Amendment

Appendix E
Assignment and Assumption Agreement